UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

VSB Bancorp, Inc.

(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128

(State or other jurisdiction	Commission File	IRS Employer Identification
of incorporation)	Number	No.

4142 Hylan Boulevard, Staten Island, New York 10308

Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

INDEX OF EXHIBITS

SIGNATURES

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 31, 2009, the Registrant and its wholly-owed subsidiary, Victory State Bank, publicly announced that Jonathan B. Lipschitz, CPA, age 53, has been appointed Vice President, Controller and Principal Accounting Officer of both the Registrant and Victory State Bank. Mr. Lipschitz will serve at the pleasure of the Board of Directors.

Mr. Lipschitz, 53, has more than 24 years experience in banking in various financial capacities. Prior to joining the Registrant, he had been CFO for TAOCON, Inc., a construction company, since 2008. Prior to that, he was CFO/Business Manager – Commercial Bank Unit for JPMorgan Chase and held various other positions in JPMorgan Chase from 1984 through 2008. Mr. Lipschitz is a Certified Public Accountant in the states of New York and New Jersey and he is a member of the AICPA, the NYSSCPA and the NJSCPA. Mr. Lipschitz graduated from Ithaca College with a Bachelor of Science in Accounting.

Neither the Registrant nor Victory State Bank has any outstanding loans or other transactions with Mr. Lipschitz.

Mr. Lipschitz was appointed on August 11, 2009 effective August 31, 2009. In accordance with the instructions to Item 5.02(c), the Registrant delayed the filing of this report until a public announcement of the appointment was made.

INDEX OF EXHIBITS

Exhibit No.	Description

          8.01 (a) Press release announcing the hiring of a principal accounting officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2009

VSB Bancorp, Inc.

By:	/s/ Raffaele M. Branca

Raffaele M. Branca
President, CEO and CFO